REA Project Designation

                             TENNESSEE 521-D
                             ---------------

                                AMENDMENT

                      Dated as of November 15, 1954

                                    to

                          TELEPHONE LOAN CONTRACT

                 Dated as of October 15, 1951, as amended

                                  between

                       DEKALB TELEPHONE COOPERATIVE

                                    and

                         UNITED STATES OF AMERICA




          Identified as form of document presented to and approved by the board of directors of the above named corporation at a meeting held November 29, 1954.

                                       /s/ M. D. Robinson
                                       ----------------------------
                                       Secretary of Meeting



                    UNITED STATES DEPARTMENT OF AGRICULTURE

                      RURAL ELECTRIFICATION ADMINISTRATION


No. A


        AGREEMENT, made as of November 15, 1954, pursuant to the Rural Electrification Act of 1936, as amended (7.U.S.C. 901 et seq.) (hereinafter called the "Act"), between DEKALB TELEPHONE COOPERATIVE (hereinafter called the "Borrower"), a corporation existing under the laws of the State of Tennessee, and UNITED STATES OF AMERICA (hereinafter called the "Government"), acting through the Administrator of the Rural Electrification Administration (hereinafter called the "Administrator").

        WHEREAS, the Government and the Borrower have entered into a certain telephone loan contract dated as of October 15, 1951, and two certain amendments thereto, dated as of March 9, 1953 and as of February 15, 1954 (said telephone loan contract, as so amended, being hereinafter called the "Loan Contract"), providing for the lending by the Government and the borrowing by the Borrower of an amount not in excess of $458,000, to finance, partially, the construction and operation of a telephone system in rural areas to bring telephone service to approximately 921, subscribers and intend by this agreement to amend the Loan Contract by increasing the aggregate amount of the loans therein provided for by an amount, not in excess of $461,000, by increasing the number of subscribers to be served by approximately 1,040 additional subscribers, and in certain other respects;

        NOW, THEREFORE, for and in consideration of the mutual agreements herein contained, the Government and the Borrower agree as follows:

        SECTION 1. Section 1.1 of article I of the Loan Contract is amended to read as follows:

        SECTION 1.1.  Amount and Purpose.
        For the purpose of furnishing telephone service in rural areas, the Government shall lend and the Borrower shall borrow an amount not in excess of $919,000 which, together with the sum of $57,983 to be deposited by the Borrower in the "Special Construction Account" hereinafter defined and provided for in section 2.4, shall be used to finance, pursuant to the provision of the Act, the acquisition, construction and operation of telephone lines and facilities (hereinafter called the "Project") to serve approximately 1,961 subscribers and to be located in the Counties of Cannon, DeKalb, Smith and Wilson, and in counties contiguous thereto, all in the State of Tennessee.

        SEC. 2. Section 2.1 of article II of the Loan Contract is amended by adding thereto a new subsection lettered and reading as follows:

        (D) Prerequisites to Advances on Account of Additional Loan of $461,000. The Government shall be under no obligation to advance any portion of the increase of $461,000 in the amount of the Loan provided for in the agreement, dated as of November 15, 1954, made by and between the Borrower and the Government (said increase in the amount of the loan between hereinafter called the "D Loan") unless and until the Borrower shall have submitted evidence, satisfactory to the Administrator, that:

            (1) it has obtained all franchises required by law from any municipality or municipalities in which the Project is or will be located;

            (2) it has submitted a Certificate of Deposit of Equity Cash indicating that it has obtained the sum of $6,500 in initial equity funds, including the $6,240 already deposited on behalf of the D Loan subscribers, in addition to the $10,640 of equity funds already deposition on behalf of subscribers to service from facilities financed with funds from loans made prior to the D Loan, and has deposited such additional equity funds in the Special Construction Account provided for in section 2.4 hereof;

            (3) it has used approximately $5,500 of equity funds so deposited to obtain good and sufficient title to the existing telephone facilities (excluding real estate and subscriber-owned telephone instruments) owned by the Auburntown Telephone Company and by the Hickman

                Home Telephone Company and located in the vicinities of Auburntown, Tennessee, and Hickman, Tennessee, respectively, under terms and conditions satisfactory to the Administrator, and in compliance with all applicable laws and regulations; and

            (4) it has submitted a binding written agreement, in form and substance satisfactory to the Administrator, for the acquisition by the Borrower of all telephone lines and facilities (excluding real estate and subscriber-owned telephone instruments) used or useful in the telephone business operated as the Smithville Telephone Company by the estate of J. E. Evins, deceased, located at and in the vicinity of Smithville, Tennessee.

The first advance of funds on account of the D Loan, in an amount not in excess of $23,500, shall be made by the Government (upon compliance by the Borrower with all conditions of this agreement precedent to the advance of D Loan funds) only for the purpose of enabling the Borrower (by the use of equity funds in the amount of $1,000 to supplement such first advance) to consummate the acquisition of the telephone lines and facilities described in subsection (D) (4) of this section 2.1. The Government shall be under no obligation to make any further advances on account of the D Loan until the Borrower shall have submitted evidence, satisfactory in form and substance to the Administrator, that such acquisition has been duly consummated in accordance with the terms and conditions of the sales agreement, previously approved by the Administrator. Thereafter, advances of loan funds will be restricted to amounts required for purposes other than the purchase or construction of central office equipment, outside plant, station equipment, land and buildings, until the Borrower has collected and deposited at least $19,864, in equity funds on behalf of the D Loan subscribers, including the initial equity funds of $6,500, which were required to have been deposited previously on behalf of the D Loan subscribers.

        SEC. 3. Section 2.4 of article II of the Loan Contract is amended by changing the amount "$18,225" appearing in the fourth sentence thereof, to $57,983 (hereinafter called the "equity funds").

        SEC. 4. Section 4.2 of article IV of the Loan Contract is amended by adding thereto a new section numbered and reading as follows:

        (g) a contract or contracts for the joint use of facilities of other companies as may be necessary for the construction or proper operation of the Project.

        SEC 5. Section 4.21 (formerly 4.22) of article IV of the Loan Contract is amended to read as follows:

                Section 4.21 Equity Funds. The Borrower shall submit to the Administrator, with each requisition submitted by the Borrower pursuant to section 2.2 hereof, evidence that the Borrower has collected and deposited in the Special Construction Account, equity funds in an amount equal to the product of $15 times the number of subscribers for whom telephone service has been furnished or improved as a result of funds from loans made prior to the C Loan, plus the product of $12 times the number of acquired subscribers for whom telephone service has been improved as a result of the C Loan, plus the product of $50 times the number of new subscribers for whom telephone service has been furnished initially as a result of the C Loan, plus the product of $24 times the number of acquired subscribers for whom telephone service has been improved as a result of the D Loan, plus the product of $50 times the number of new subscribers for whom telephone service has been furnished initially as a result of the D Loan, until a total of $57,983, including the initial equity funds previously deposited by the Borrower pursuant to the provisions of section 2.1 hereof, has been collected and deposited.

        SEC. 6. This agreement may be simultaneously executed and delivered in two or more counterparts, each of which so executed and delivered shall be deemed to be an original, and all shall constitute but one and the same instrument.

        IN WITNESS WHEREOF the Borrower has caused this agreement to be signed in its corporate name and its corporate seal to be hereunto affixed and attested by its officers thereunto authorized, and the Government has caused this agreement to be duly executed, all as of the day and year first above written.

                                    DEKALB TELEPHONE COOPERATIVE

                                    by  /s/ Clay Avant
                                        -------------------------------
                                         President

(Seal)

Attest: /s/ M. D. Robinson
        --------------------------
         Secretary





                                       UNITED STATES OF AMERICA

                                       by /s/

                                           Acting Administrator
                                                    of
                                       Rural Electrification Administration